Exhibit 99.1

Picard Medical and its Subsidiary, SynCardia Systems, a Pioneer in Total Artificial Heart Technology, to Become a Publicly Traded Company via Merger with Altitude Acquisition Corp.

SynCardia Manufactures and Distributes the First-and-Only Commercially Available and FDA Approved Total Artificial Heart

SynCardia is Entering a Rapid Growth Phase Supported by New Product Development, Label Expansion, and International Growth

Transaction Estimates a Pre-Money Enterprise Value of $480 Million for Picard Medical

Picard Medical Stockholders Will Roll 100% of Their Existing Equity Holdings into the Combined Company

Palo Alto, CA & Tucson, AZ & Atlanta, GA April 24, 2023 – Picard Medical, Inc. (“Picard Medical”), the parent company of SynCardia Systems, LLC (“SynCardia”), a global leader in mechanical heart replacement technology, today announced that it has entered into a definitive business combination agreement with Altitude Acquisition Corp. (“Altitude”) (NASDAQ: ALTU), a publicly traded special purpose acquisition company, that will result in Picard Medical becoming a publicly listed company.

Upon closing of the transaction, Altitude will be renamed Picard Medical Holdings, Inc. and is expected to remain listed on Nasdaq.

SynCardia manufactures, sells, and markets the world’s first and only FDA approved and commercially available Total Artificial Heart (“TAH”) to replace the full functions of a failing or failed human heart caused by end-stage, biventricular heart failure. SynCardia’s products are approved for use in many countries, including the United States and Canada. SynCardia is working with regulatory authorities to have its CE mark reinstated under EU MDR for most European Union countries. SynCardia has successfully completed over 2,000 implants at over 140 hospitals, prolonging the lives of patients facing terminal outcomes with few alternative treatment options available.

Cardiovascular disease is the leading cause of death globally and has resulted in 64.3 million heart failure patients worldwide. SynCardia’s TAH has been designed to address the growing and unmet needs of this patient population, which represents a multi-billion-dollar market opportunity.

In the United States alone, there are approximately 6.2 million cases of heart failure annually, leading to over 380,000 deaths and $30.7 billion in medical costs. The only definitive therapy for end-stage heart failure is heart transplantation, and it is estimated that 300,000 patients currently require this treatment option. Due to a limited supply of donor hearts, little more than 3,000 (or approximately 1%) of these patients will receive a heart transplant. There remains a significant need for a reliable mechanical heart replacement solution to address this shortfall and SynCardia’s TAH is the only FDA approved option available to satisfy this growing and unmet need in the United States.

Internationally, there remains a substantial and growing market opportunity to provide end-stage heart failure patients with wider access to TAH replacement therapy. SynCardia’s TAH has produced strong clinical results, shown proven efficacy, and is able to treat a broader range of patients in this population compared to competing TAH products. SynCardia is expanding its manufacturing capabilities, pursuing regulatory approvals, and training new physicians across key growth regions, including China, India, and the Middle East.

SynCardia projects a substantial growth in 2023, with sales expected to accelerate due to planned upgrades and new products, enhanced sales and marketing activities, international expansion, and pursuit of FDA approval of the Company’s existing TAH to a long-term indication. SynCardia is expected to achieve break-even profitability by 2024.

Management Comments

Gary Teplis, President & CEO of ALTU, commented: “We couldn’t be more excited to partner with Picard Medical in this transaction. SynCardia is a truly compelling opportunity to address a global health crisis and improve the lives of 64.3 million patients suffering from heart failure around the globe. The problem is just too big to ignore. Throughout its 39-year history, SynCardia has proven itself the leader in TAH technology and we have every confidence in its ability to execute on its growth plans, expand its addressable market and deliver positive therapeutic outcomes to those who need it the most.”

Richard Fang, PhD, CEO of Picard Medical, commented: “SynCardia has built a strong foundation as an industry leader and is currently approaching a unique inflection point where opportunities for growth are both clear and obtainable. Our business combination with ALTU will provide the necessary springboard to capitalize on these opportunities through investments designed to increase accessibility of the SynCardia TAH and continued development of next-generation technology. Our hope is to prolong and improve the lives of the growing number of heart failure patients throughout the world and we thank Gary and the Altitude shareholders for their support.”

Transaction Overview

The proposed transaction values Picard Medical at an enterprise value of $480 million, assuming no redemptions by Altitude Acquisition Corp. shareholders, and calls for the combined company to have at least $38 million in net cash at the time of closing. Existing Picard Medical equity holders will roll 100% of their equity into the combined public company.

Proceeds from the transaction are expected to accelerate SynCardia’s international expansion, support its pursuit of FDA approval for long-term indications, and advance research & development of next generation products.

The transaction has been approved by the boards of directors of both Altitude and Picard Medical. The transaction is expected to close in the third or fourth quarter of 2023 and is subject to the approval of the stockholders of Altitude and Picard Medical, and other customary closing conditions. There can be no assurance that the proposed transaction will be consummated on the terms or timeframe currently contemplated, or at all.

Advisors

White & Case LLP acted as legal advisor to Altitude. Winston & Strawn LLP acted as legal advisor to Picard Medical.

About Picard Medical, Inc.

Picard Medical is the parent company of SynCardia Systems, a Tucson, Arizona based leader in mechanical heart replacement technology for patients suffering from end-stage heart failure. SynCardia develops, manufactures, and commercializes the SynCardia Total Artificial Heart (TAH), an implantable system designed to assume the full functions of a failing or failed human heart. It is the first and only FDA approved TAH commercially available in the United States and Canada. With 39 years of clinical use, SynCardia’s TAH and its predecessors have been used in over 2,000 implantations across 140 medical centers globally and it is the most widely used and extensively studied TAH in the world.

About Altitude Acquisition Corp.

Altitude Acquisition Corp. (Nasdaq: ALTUU, ALTU, ALTUW) is a blank check company incorporated as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities.

Additional Information and Where to Find It

In connection to the proposed business combination, Altitude intends to file with the U.S. Securities and Exchange Commission’s (the “SEC”) a registration statement on Form S-4, which will include a preliminary proxy statement/prospectus (a “Proxy Statement/Prospectus”). A definitive Proxy Statement/Prospectus will be mailed to Altitude’s stockholders as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain copies of the Proxy Statement/Prospectus, without charge, at the SEC’s website at www.sec.gov or by directing a request to: Altitude Acquisition Corp., 400 Perimeter Center Terrace Suite 151, Atlanta, GA 30346.

This communication may be deemed to be offering or solicitation material in respect of the proposed transaction, which will be submitted to the stockholders of Altitude for their consideration. Altitude urges investors, stockholders and other interested persons to carefully read, when available, the preliminary and definitive Proxy Statement/Prospectus as well as other documents filed with the SEC (including any amendments or supplements to the Proxy Statement/Prospectus, as applicable), in each case, before making any investment or voting decision with respect to the proposed transaction, because these documents will contain important information about Altitude, Picard Medical and the proposed transaction.

Participants in the Solicitation

Altitude and its directors and executive officers may be considered participants in the solicitation of proxies with respect to the proposed transaction described herein under the rules of the SEC. Information about the directors and executive officers of Altitude and a description of their interests in Altitude and the proposed transaction are set forth in Altitude’s Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on Mach 29, 2022 (as amended on August 23, 2022, the “Annual Report”) and the Proxy Statement/Prospectus, when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of any business combination. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Forward-Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Altitude’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the inability of Altitude to enter into a definitive agreement with respect to an initial business combination with Picard Medical, Inc. within the time provided in Altitude’s amended and restated certificate of incorporation; performance of Picard Medical’s business; the risk that the approval of the stockholders of Altitude for the proposed transaction is not obtained; failure to realize the anticipated benefits of the proposed transaction, including as a result of a delay in consummating the proposed transaction; the amount of redemption requests made by Altitude’s stockholders and the amount of funds remaining in Altitude’s trust account after satisfaction of such requests; Altitude’s and the Picard Medical’s ability to satisfy the conditions to closing the proposed transaction; and those factors discussed in the Annual Report under the heading “Risk Factors,” and other documents of Altitude filed, or to be filed, with the SEC. Altitude does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact

Cody Slach or Matthew Hausch

Gateway

ALTU@gatewayir.com

949-574-3860